Exhibit 99.1

Contacts:
Kevin Murphy
585-218-4210

PRO-FAC ANNOUNCES FISCAL 2009 RESULTS

Fairport, N.Y., September 18, 2009…Pro-Fac Cooperative, Inc. (“Pro-Fac” or the “Cooperative”) (Nasdaq-CM: PFACP), an agricultural cooperative, today filed its Report on Form 10-K for the fiscal year ended June 27, 2009 with the Securities and Exchange Commission. The Form 10-K includes Pro-Fac’s financial results for fiscal 2009.

For the fiscal year ended June 27, 2009, Pro-Fac had a net loss of $1.0 million. The loss for the year ended June 27, 2009 resulted primarily from normal operating expenses in excess of margin earned on sales transactions and investment income.

ABOUT PRO-FAC:

Pro-Fac Cooperative is an agricultural cooperative that markets crops grown by its member-growers, including fruits (cherries, apples, blueberries, and peaches), vegetables (snap beans, dry beans, beets, peas, sweet corn, carrots, cabbage, squash, asparagus and potatoes) and popcorn. Only growers of crops marketed through Pro-Fac (or associations of such growers) can become members of Pro-Fac. Pro-Fac’s Class A cumulative preferred stock is listed on The Nasdaq Capital Market under the stock symbol, “PFACP”. More information about Pro-Fac can be found on its web site at http://profaccoop.com/.